Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405       78,247,946
GOLDMAN, SACHS & CO.                        13-5100880       20,285,310
CITIGROUP, INC.                             52-1568099       16,347,477
JPMORGAN CHASE & CO.                        13-3224016        7,580,801
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        3,360,330
GRAYBILL INVESTMENTS                        00-0000000        5,079,400
MORGAN STANLEY CO INCORPORATED              13-2665598        1,710,969
BARCLAYS CAPITAL INC.                       05-0346412        1,431,696
NOMURA                                      13-2642206          900,475
BNP PARIBAS SECURITIES CORP.                13-3235334        1,210,497






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405        4,338,883
GOLDMAN, SACHS & CO.                        13-5100880       22,320,731
CITIGROUP, INC.                             52-1568099        2,070,440
JPMORGAN CHASE & CO.                        13-3224016        4,926,345
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        2,851,929
GRAYBILL INVESTMENTS                        00-0000000                0
MORGAN STANLEY CO INCORPORATED              13-2665598        1,277,511
BARCLAYS CAPITAL INC.                       05-0346412          923,296
NOMURA                                      13-2642206          617,584
BNP PARIBAS SECURITIES CORP.                13-3235334          168,882




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    143,649,606 D. Total Sales: 42,968,827

                               SCREEN NUMBER : 12